Exhibit 5.1

SKADDEN, ARPS, SLATE, MEAGHER & FLOM LLP
AutoNation, Inc. 200 SW 1st Avenue Fort Lauderdale, FL 33301	ONE MANHATTAN WEST NEW YORK, NY 10001 TEL: (212) 735-3000 FAX: (212) 735-2000 www.skadden.com February 28, 2022

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Re:	AutoNation, Inc.

Registration Statement on Form S-3 (File No. 333-262830)

Ladies and Gentlemen:

We have acted as special United States counsel to AutoNation, Inc., a Delaware corporation (the “Company”), in connection with the public offering of $700,000,000 aggregate principal amount of its 3.850% Senior Notes due 2032 (the “Securities”) to be issued under the Indenture, dated as of April 14, 2010 (the “Base Indenture”), between the Company and Computershare Trust Company, N.A. (as successor to Wells Fargo Bank, National Association), as trustee (the “Trustee”), as supplemented and amended by the Supplemental Indenture, dated as of the date hereof, between the Company and the Trustee (the “Supplemental Indenture” and, together with the Base Indenture, the “Indenture”).

This opinion is being furnished in accordance with the requirements of Item 601(b)(5) of Regulation S-K under the Securities Act of 1933 (the “Securities Act”).

In rendering the opinions stated herein, we have examined and relied upon the following:

(a)

the registration statement on Form S-3 (File No. 333-262830) of the Company relating to the Securities and other securities of the Company filed on February 17, 2022 with the Securities and Exchange Commission (the “Commission”) under the Securities Act allowing for delayed offerings pursuant to Rule 415 of the General Rules and Regulations under the Securities Act (the “Rules and Regulations”), including the information deemed to be a part of the registration statement pursuant to Rule 430B of the Rules and Regulations (such registration statement being hereinafter referred to as the “Registration Statement”);

AutoNation, Inc.

February 28, 2022

(b)	the prospectus, dated February 17, 2022 (the “Base Prospectus”), which forms a part of and is included in the Registration Statement;

(c)

the preliminary prospectus supplement, dated February 23, 2022 (together with the Base Prospectus, the “Preliminary Prospectus”), relating to the offering of the Securities, in the form filed with the Commission pursuant to Rule 424(b) of the Rules and Regulations;

(d)

the prospectus supplement, dated February 23, 2022 (together with the Base Prospectus, the “Prospectus”), relating to the offering of the Securities, in the form filed with the Commission pursuant to Rule 424(b) of the Rules and Regulations;

(e)

an executed copy of the Underwriting Agreement, dated February 23, 2022 (the “Underwriting Agreement”), between the Company and BofA Securities, Inc., J.P. Morgan Securities LLC, Truist Securities, Inc. and Wells Fargo Securities LLC, as representatives of the several Underwriters named therein (the “Underwriters”), relating to the sale by the Company to the Underwriters of the Securities;

(f)	executed copies of the Base Indenture and the Supplemental Indenture;

(g)	the global certificates evidencing the Securities (the “Note Certificates”) executed by the Company and delivered by the Company to the Trustee for authentication and delivery;

(h)	an executed copy of a certificate of Thomas J. Mila, Vice President, Corporate Law and Assistant Secretary, dated as of the date hereof (the “Secretary’s Certificate”);

(i)

copies of the Company’s Certificate of Incorporation, certified by the Secretary of State of the State of Delaware as of (i) April 14, 2010, (ii) July 23, 2021 and (iii) the date hereof, and certified pursuant to the Secretary’s Certificate;

(j)	copies of the Company’s Bylaws, as amended and in effect as of (i) April 14, 2010, (ii) February 17, 2022 and (iii) the date hereof, certified pursuant to the Secretary’s Certificate;

(k)

copies of certain resolutions of the Board of Directors of the Company, dated (i) March 25, 2010 and (ii) February 16, 2022, and resolutions of the Pricing Committee thereof, dated February 23, 2022, certified pursuant to the Secretary’s Certificate; and

(l)

a copy of a certificate, dated February 23, 2022, and a bringdown verification thereof, dated as of the date hereof, from the Secretary of State of the State of Delaware with respect to the Company’s existence and good standing in the State of Delaware (the “Delaware Certificate”).

We have also examined originals or copies, certified or otherwise identified to our satisfaction, of such records of the Company and such agreements, certificates and receipts of public officials, certificates of officers or other representatives of the Company and others, and such other documents as we have deemed necessary or appropriate as a basis for the opinions stated below.

AutoNation, Inc.

February 28, 2022

In our examination, we have assumed the genuineness of all signatures, including electronic signatures, the legal capacity and competency of all natural persons, the authenticity of all documents submitted to us as originals, the conformity to original documents of all documents submitted to us as facsimile, electronic, certified or photocopied copies, and the authenticity of the originals of such copies. As to any facts relevant to the opinions stated herein that we did not independently establish or verify, we have relied upon statements and representations of officers and other representatives of the Company and others and of public officials, including those in the Secretary’s Certificate and the factual representations and warranties contained in the Underwriting Agreement.

We do not express any opinion with respect to the laws of any jurisdiction other than (i) the laws of the State of New York and (ii) the General Corporation Law of the State of Delaware (the “DGCL”) (all of the foregoing being referred to as “Opined on Law”).

As used herein, “Transaction Documents” means the Underwriting Agreement, the Indenture and the Note Certificates.

Based upon the foregoing and subject to the qualifications and assumptions stated herein, we are of the opinion that:

1. Based solely on our review of the Delaware Certificate, the Company is duly incorporated and is validly existing in good standing under the DGCL.

2. The Company has the corporate power and authority to execute and deliver each of the Transaction Documents to which it is a party and to consummate the issuance and sale of the Securities contemplated thereby under the DGCL.

3. The Indenture has been duly authorized, executed and delivered by all requisite corporate action on the part of the Company under the DGCL and constitutes the valid and binding obligation of the Company, enforceable against the Company in accordance with its terms under the laws of the State of New York.

4. When the Note Certificates are duly authenticated by the Trustee and issued and delivered by the Company against payment therefor in accordance with the terms of the Underwriting Agreement and the Indenture, the Note Certificates will constitute valid and binding obligations of the Company, enforceable against the Company in accordance with its terms under the laws of the State of New York.

The opinions stated herein are subject to the following qualifications:

(a) we do not express any opinion with respect to the effect on the opinion stated herein of any bankruptcy, insolvency, reorganization, moratorium, fraudulent transfer, preference and other similar laws or governmental orders affecting creditors’ rights generally, and the opinions stated herein are limited by such laws and orders and by general principles of equity (regardless of whether enforcement is sought in equity or at law);

AutoNation, Inc.

February 28, 2022

(b) we do not express any opinion with respect to any law, rule or regulation that is applicable to any party to any of the Transaction Documents or the transactions contemplated thereby solely because such law, rule or regulation is part of a regulatory regime applicable to any such party or any of its affiliates as a result of the specific assets or business operations of such party or such affiliates;

(c) except to the extent expressly stated in the opinions contained herein, we have assumed that each of the Transaction Documents constitutes the valid and binding obligation of each party to such Transaction Document, enforceable against such party in accordance with its terms;

(d) we do not express any opinion whether the execution or delivery of any Transaction Document by the Company, or the performance by the Company of its obligations under any Transaction Document will constitute a violation of, or a default under, any covenant, restriction or provision with respect to financial ratios or tests or any aspect of the financial condition or results of operations of the Company or any of its subsidiaries;

(e) we do not express any opinion with respect to the enforceability of any provision contained in any Transaction Document relating to any indemnification, contribution, non-reliance, exculpation, release, limitation or exclusion of remedies, waiver or other provisions having similar effect that may be contrary to public policy or violative of federal or state securities laws, rules or regulations, or to the extent any such provision purports to, or has the effect of, waiving or altering any statute of limitations;

(f) to the extent that any opinion relates to the enforceability of the choice of New York law and choice of New York forum provisions contained in any Transaction Document, the opinions stated herein are subject to the qualification that such enforceability may be subject to, in each case, (i) the exceptions and limitations in New York General Obligations Law sections 5-1401 and 5-1402 and (ii) principles of comity or constitutionality; and

(g) we call to your attention that irrespective of the agreement of the parties to any Transaction Document, a court may decline to hear a case on grounds of forum non conveniens or other doctrine limiting the availability of such court as a forum for resolution of disputes; in addition, we call to your attention that we do not express any opinion with respect to the subject matter jurisdiction of the federal courts of the United States of America in any action arising out of or relating to any Transaction Document.

In addition, in rendering the foregoing opinions we have assumed that, at all applicable times:

(a) neither the execution and delivery by the Company of the Transaction Documents nor the performance by the Company of its obligations thereunder, including the issuance and sale of the Securities: (i) constituted or will constitute a violation of, or a default under, any lease, indenture, instrument or other agreement to which the Company or its property is subject (except that we do not make the assumption set forth in this clause (i) with respect to those agreements or instruments expressed to be governed by the laws of the State of New York which are listed in Part II of the Registration Statement or the Company’s Annual Report on Form 10-K for the year ended December 31, 2021), (ii) contravened or will contravene any order or decree of any governmental authority to which the Company or its property is subject, or (iii) violated or will violate any law, rule or regulation to which the Company or its property is subject (except that we do not make the assumption set forth in this clause (iii) with respect to the Opined on Law); and

AutoNation, Inc.

February 28, 2022

(b) neither the execution and delivery by the Company of the Transaction Documents nor the performance by the Company of its obligations thereunder, including the issuance and sale of the Securities, required or will require the consent, approval, licensing or authorization of, or any filing, recording or registration with, any governmental authority under any law, rule or regulation of any jurisdiction.

We hereby consent to the reference to our firm under the heading “Legal Matters” in the Preliminary Prospectus and the Prospectus. In giving this consent, we do not thereby admit that we are within the category of persons whose consent is required under Section 7 of the Securities Act or the Rules and Regulations. We also hereby consent to the filing of this opinion with the Commission as an exhibit to the Company’s Current Report on Form 8-K being filed on the date hereof and incorporated by reference into the Registration Statement. This opinion is expressed as of the date hereof unless otherwise expressly stated, and we disclaim any undertaking to advise you of any subsequent changes in the facts stated or assumed herein or of any subsequent changes in applicable laws.

Very truly yours,

/s/ Skadden, Arps, Slate, Meagher & Flom LLP